Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Maquia Capital Acquisition Corporation on Amendment No. 2 to Form S-4 (File No. 333-275446) of our report dated April 15, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Maquia Capital Acquisition Corporation as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus. Our report on the consolidated financial statements refers to a restatement of the 2022 financial statements to correct certain misstatements related to errors for the accounting for Investments held in the Trust Account and Class A Common Stock subject to possible redemption.

/s/ Marcum LLP

Marcum LLP

Hartford, Connecticut

April 19, 2024